Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)Registration Statement (Form S-8 No. 333-135440) pertaining to the Consolidated Communications, Inc. 401(k) Plan and Consolidated Communications 401(k) Plan for Texas Bargaining Associates,

(ii)Registration Statement (Form S-8 No. 333-128934) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan,

(iii)Registration Statement (Form S-8 No. 333-166757) pertaining to the Consolidated Communications, Inc. 2005 Long-Term Incentive Plan,

(iv)Registration Statement (Form S-8 No. 333-182597) pertaining to the SureWest Communications Employee Stock Ownership Plan of Consolidated Communications Holdings, Inc.,

(v)Registration Statement (Form S-8 to Form S-4/A No. 333-198000) pertaining to the Hickory Tech Corporation 1993 Stock Award Plan;

(vi)Registration Statement (Form S-8 No. 333-203974) pertaining to the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, and

of our reports dated, February 26, 2016,  with respect to the consolidated financial statements of Consolidated Communications Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Consolidated Communications Holdings, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Consolidated Communications Holdings, Inc. and subsidiaries for the year ended December 31, 2015.

/s/ Ernst & Young LLP

St. Louis, Missouri

February 26, 2016